Exhibit 99.1

NEWS RELEASE

Synopsys Receives All Necessary Approvals for Proposed Acquisition of Ansys

SUNNYVALE, Calif., July 14, 2025 – Synopsys, Inc. (Nasdaq: SNPS) today announced that it has received approval from all necessary authorities to proceed with the acquisition of ANSYS, Inc. (Nasdaq: ANSS). The parties expect to close the transaction on or about Thursday, July 17, 2025, subject to the satisfaction or waiver of the remaining customary closing conditions.

Synopsys announced its intention to acquire Ansys in a stock and cash transaction on January 16, 2024, bringing together Synopsys’ pioneering silicon design and IP solutions with Ansys’ broad simulation and analysis portfolio. The combination will create the leader in engineering solutions from silicon to systems, enabling customers to rapidly innovate AI-powered products.

About Synopsys

Catalyzing the era of pervasive intelligence, Synopsys, Inc. (Nasdaq: SNPS) delivers trusted and comprehensive silicon to systems design solutions, from electronic design automation to silicon IP and system verification and validation. We partner closely with semiconductor and systems customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

About Ansys

Our Mission: Powering Innovation that Drives Human Advancement™

When visionary companies need to know how their world-changing ideas will perform, they close the gap between design and reality with Ansys simulation. For more than 50 years, Ansys software has enabled innovators across industries to push boundaries by using the predictive power of simulation. From sustainable transportation to advanced semiconductors, from satellite systems to life-saving medical devices, the next great leaps in human advancement will be powered by Ansys.

© 2025 Synopsys, Inc. All rights reserved. Synopsys, the Synopsys logo, and other Synopsys trademarks are available at https://www.synopsys.com/company/legal/trademarks-brands.html. Other company or product names may be trademarks of their respective owners.

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACTS:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Mary Kate Joyce

ANSYS, Inc.

724-820-4368

MaryKate.Joyce@ansys.com

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Synopsys and Ansys, including, but not limited to, statements regarding the anticipated timing of the closing thereof. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negatives of these words or other comparable terminology to convey uncertainty of future events or outcomes. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors that could cause actual future events to differ materially from the forward-looking statements in this communication, including, but not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, (iii) the outcome of any legal proceedings that may be instituted against Ansys or Synopsys related to the merger agreement or the proposed transaction, (iv) business disruptions following the closing of the proposed transaction, and (v) the ability of Synopsys to successfully integrate Ansys’ operations and product lines. These risks, uncertainties and factors, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. While the list of risks, uncertainties and factors presented here, and the list of risks presented in the proxy statement/prospectus, is considered representative, no such list is exhaustive. Unlisted risks, uncertainties and factors may present significant additional obstacles to the realization of forward-looking statements.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Synopsys and Ansys described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. Forward-looking statements speak only as of the date they are made. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Synopsys’ and Ansys’ control, and are not guarantees of future results. Readers are cautioned not to put undue reliance on forward-looking statements, and Synopsys and Ansys assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Neither Synopsys nor Ansys gives any assurance that either Synopsys or Ansys will achieve its expectations.